UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 23, 2005

Compex Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-9407	41-0985318
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1811 Old Highway 8, New Brighton, Minnesota		55112
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(651) 631-0590

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective June 23, 2005, Compex Technologies, Inc. ("Compex") amended its credit agreement and executed a Term Note for $3.3 million. See the discussion under Item 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with its acquisition of SpectraBrace Ltd., effective June 23, 2005, Compex entered into Amendment No. 2 to its Amended And Restated Credit Agreement with U.S. Bank National Association. Associated with Amendment No. 2, Compex borrowed $3.3 million under a Term Note that matures on June 30, 2010, but is repayable in quarterly installments of principal of $100,000 per quarter commencing September 30, 2005 through June 30, 2006, $150,000 per quarter commencing September 30, 2006 through June 30, 2007, $175,000 per quarter commencing September 30, 2007 through June 30, 2008, and $200,000 per quarter commencing September 30, 2008 through March 31, 2010, with any balance due June 30, 2010. The amendment also extended the term of Compex’s revolving credit facility through June 30, 2008 and sets the maximum available credit under that facility at $15 million.

Outstanding borrowings under both the Term Note and the revolving credit facility bear interest at the Prime Rate of Interest, or a margin above the London Interbank Rate ranging from 1.75% if Compex maintains a cash flow leverage ratio of less than or equal to 1.5 to 1, to 2.25% if such ratio exceeds 2.0 to 1. The revolving credit facility carries an unused line fee ranging from .25% to .375% based on the same range of cash flow to leverage ratios. The credit facility requires that Compex maintain a fixed charge coverage ratio of not less than 1.25 per quarter (except the first two quarters), a cash flow leverage ratio of not more than 2.5, a net worth within specified parameters of year end and previous year’s net worth, and minimum EBITDA for the trailing four quarters at June 30, 2005 and September 30, 2005.

The Term Note and the advances under the revolving credit facility are secured by all of Compex’s assets, except real estate, by pledge of 65% of the outstanding stock held by Compex in it foreign subsidiaries, and by all of the assets, and is guaranteed by, SpectraBrace, Ltd. Compex used the proceeds of the borrowing under the Term Note to acquire SpectraBrace (see Item 7.01 below).

Item 7.01 Regulation FD Disclosure.

Effective June 23, 2005, Compex acquired all of the outstanding Common Stock of SpectraBrace, Ltd. for $3.65 million, $3.3 million of which was paid at closing and $350,000 of which is reserved, in part, to secure the seller’s indemnity obligations. SpectraBrace is a Kentucky corporation engaged in providing durable medical equipment to the orthopedic market. Compex is furnishing herewith as Exhibit 99 a press release describing the acquisition.

Item 9.01 Financial Statements and Exhibits.

10.1 Amendment No. 2 to Amended And Restated Credit Agreement between Compex and U.S. Bank National Association.

10.2 Term Note dated June 23, 2005 from Compex to U.S. Bank National Association

10.3 Security Agreement dated June 23, 2005 by SpectraBrace Ltd.

10.4 Guaranty dated June 23, 2005 by SpectraBrace Ltd.

99.1 Press Release (furnished pursuant to Item 7.01)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compex Technologies, Inc.

June 27, 2005	By:	Dan Gladney

Name: Dan Gladney
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 2 to Amended And Restated Credit Agreement between Compex and U.S. Bank National Association
10.2	Term Note dated June 23, 2005 from Compex to U.S. Bank National Association
10.3	Security Agreement dated June 23, 2005 by SpectraBrace Ltd.
10.4	Guaranty dated June 23, 2005 by SpectraBrace Ltd.
99.1	Press Release (furnished pursuant to Item 7.01)